Exhibit 99.2
PHARMOS AND VELA
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Pharmos and Vela and have been prepared to illustrate the effects of the Pharmos acquisition of Vela which was consummated on October 25, 2006. The following data is presented as if the Merger of Pharmos and Vela was effective as of September 30, 2006 for the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of operations for the periods ended December 31, 2005 and September 30, 2006 are presented as if the Merger had occurred as of January 1, 2005. This unaudited condensed combined pro forma financial information reflects the purchase of Vela as an acquisition of assets and represents a current estimate of the financial information based on available information from Pharmos and Vela.

The pro forma information includes adjustments to record the assets and liabilities of Vela at their estimated fair market values and is subject to adjustment as additional information becomes available and as additional analyses are performed. To the extent there are significant changes to Vela’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the Merger been in effect during the periods indicated or that may be obtained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements, including the related notes, of Pharmos covering these periods included in Pharmos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is included in the Annual Report to Shareholders, and in Pharmos’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 as well as the historical financial statements of Vela included elsewhere in this current report.

The unaudited pro forma condensed combined financial information is based on the cash payment by Pharmos of $6,000,000 to or on behalf of Vela at closing and the issuance at closing of 6,500,000 shares of Pharmos common stock upon the cancellation of all outstanding shares of Vela capital stock. In addition, Pharmos reimbursed Vela a total of $678,777 for its reasonable cost of operation from July 1, 2006 through the closing date of October 25, 2006 and $66,048 for its outstanding liabilities as of October 25, 2006. The unaudited pro forma condensed combined financial information does not give effect to the issuance of up to 13,500,000 additional shares of Pharmos common stock or the payment of up to an additional $8,000,000 in cash that may be issued and paid contingent upon the achievement of certain post-closing milestones.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2006

	Pharmos	Vela	Pro Forma Adjustments		Condensed Combined Pro Forma
Assets
Current Assets
Cash and cash equivalents	$9,122,377	$324,303	$(324,303)	E	$1,631,217
			(6,678,777)	B
			352,302	O
			(1,164,685)	C
Short-term investments	26,209,172	—	—		26,209,172
Restricted cash	82,009	—	—		82,009
Accounts receivable			(438)	E
	—	187,475	(187,037)	O
Research and development grants receivables	211,730	—	—		211,730
Prepaid expenses and other current assets	810,986	12,985	—		823,971
Total current assets	36,436,274	524,763	(8,002,938)		28,958,099
Advance to Vela	527,302		(352,302)	O
			(175,000)	O
Capitalized merger costs	885,315	—	(885,315)	C	—
Fixed assets, net	647,297	85,799			733,096
Restricted cash	63,631	—	—		63,631
Severance pay funded	928,488	—	—		928,488
Other assets	18,496	11,997	—		30,493
Total assets	$39,506,803	$622,559	$(9,415,555)		$30,713,807

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2006

	Pharmos	Vela	Pro Forma Adjustments		Condensed Combined Pro Forma
Liabilities and Shareholders’ Equity
Accounts payable	$493,529	$444,205	$(344,205)	F	$593,529
Accrued expenses	1,794,337	138,218	(138,218)	F	1,619,337
			(175,000)	O
Warrant liability	10,101	—	—		10,101
Accrued wages and other compensation	958,656	—	—		958,656
Bridge notes and senior notes payable	—	15,000,000	(15,000,000)	D	—
Accrued interest payable	—	1,352,966	(1,352,966)	D	—
Total current liabilities	3,256,623	16,935,389	(17,010,389)		3,181,623
Other liability	34,637	—	—		34,637
Severance pay	1,257,910	—	—		1,257,910
Total liabilities	4,549,170	16,935,389	(17,010,389)		4,474,170
Commitments and contingencies
Redeemable Convertible Preferred Stock	—	46,084,207	(46,084,207)	D	—
Shareholders’ Equity
Preferred stock	—	1,992	(1,992)	D	—
Common stock	571,973	1,299	(1,299)	D	766,973
			195,000	A
Paid-in capital in excess of par	191,630,271	3,178,973	(3,178,973)	D	202,240,271
			10,660,000	A
			(50,000)	C
Accumulated deficit	(157,244,185)	(65,579,301)	65,579,301	D	(176,767,181)
			(19,522,996)	G
Treasury stock	(426)	—			(426)
Total shareholders’ equity	34,957,633	(62,397,037)	53,679,041		26,239,637
Total liabilities and shareholders’ equity	$39,506,803	$622,559	$(9,415,555)		$30,713,807

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

Expenses	Pharmos	Vela	Pro Forma		Condensed Combined Pro Forma
Research and development, gross	$9,568,293	$5,115,830	$0		$14,684,123
Grants	(1,406,508)	—	—		(1,406,508)
Research and development, net of grants	8,161,785	5,115,830	—		13,277,615
Selling, general and administrative	7,165,291	2,366,087	1,134,280	H	10,665,658
Business Development		1,134,280	(1,134,280)	H	—
Depreciation and amortization	381,812	266,403	(175,367)	I	472,848

Total operating expenses	15,708,888	8,882,600	(175,367)		24,416,121

Loss from operations	(15,708,888)	(8,882,600)	175,367		(24,416,121)
Other income (expense)
Bausch & Lomb payment, net	10,725,688	—	—		10,725,688
Interest income	1,514,878	35,393	(35,393)	J	1,253,888
			(260,990)	K
Interest expense	(166,322)	(596,949)	596,949	L	(166,322)
Change in value of warrants	259,075	—	—		259,075
Other income (expense)	(44,937)	—	—		(44,937)
Other income (expense), net	12,288,382	(561,556)	300,566		12,027,392
Loss before income taxes	(3,420,506)	(9,444,156)	475,933		(12,388,729)
Income tax benefit	490,634	333,660	—		824,294
Net loss	(2,929,872)	(9,110,496)	475,933		(11,564,435)
Preferred stock accretion	—	(41,439)	41,439	M	—
Net loss attributable to common shareholders	$(2,929,872)	$(9,151,935)	$517,372		$(11,564,435)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.15)	n/a *	—		$(0.45)
Weighted average shares outstanding	18,974,175	n/a *	6,500,000	N	25,474,175

*	As a private company, Vela’s historical financial statements do not provide earnings per share calculations.

The accompanying notes are an integral part of these unaudited, condensed, and combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

Expenses	Pharmos	Vela	Pro Forma Adjustments		Condensed Combined Pro Forma
Research and development, gross	$6,587,480	$639,067	$—		$7,226,547
Grants	(1,083,464)	—	—		(1,083,464)
Research and development, net of grants	5,504,016	639,067	—		6,143,083
Selling, general and administrative			397,176	H
	7,038,607	1,595,082	539,339	O	9,570,204
Business development		397,176	(397,176)	H	—
Depreciation and amortization	241,912	73,744	(22,628)	I	293,028

Total operating expenses	12,784,535	2,705,069	516,711		16,006,315

Loss from operations	(12,784,535))	(2,705,069)	(516,711)		(16,006,315)
Other income (expense)
Interest income	1,407,237	18,856	(18,856)	J	1,098,517
			(308,720)	K
Interest expense	—	(719,386)	719,386	L	—
Change in value of warrants	28,779	—	—		28,779
Other (expense) income	5,904	—	—		5,904
Other income (expense), net	1,441,920	(700,530)	391,810		1,133,200
Loss before income taxes	($11,342,615)	($3,405,599)	$(124,901)		(14,873,115)
Income tax benefit	—	—	—		—
Net loss	(11,342,615)	(3,405,599)	(124,901)		(14,873,115)
Preferred stock accretion	—	(30,994)	30,994	M	—
Net loss attributable to common shareholders	$(11,342,615)	$(3,436,593)	$(93,907)		$(14,873,115)
Loss attributable to common shareholders:
Basic and diluted	$(0.60)	n/a *			$(0.58)

Weighted average shares outstanding	19,054,413	n/a *	6,500,000	N	25,554,413

*	As a private company, Vela’s historical financial statements do not provide earnings per share calculations.

The accompanying notes are an integral part of these unaudited, condensed, and combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

On March 14, 2006, Pharmos and Vela signed a Merger Agreement under which Vela would merge with and into a wholly-owned subsidiary of Pharmos in a transaction to be accounted for as an acquisition of assets by Pharmos. The assets and liabilities of Vela will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of Pharmos after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations at Vela. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the Merger Agreement, as amended, Pharmos made a cash payment of $6,000,000 and issued 6,500,000 shares of Pharmos common stock upon the cancellation of all shares of Vela capital stock outstanding. In addition, Pharmos has reimbursed Vela for its reasonable cost of operation from July 1, 2006 through October 25, 2006 which totaled approximately $679,000. An additional 13,500,000 shares of Pharmos common stock plus $8,000,000 in cash payments may be issued and paid upon the achievement of certain post-closing milestones related to the development of dextofisopam. The merger is subject to customary closing conditions, including approval by Pharmos and Vela shareholders.

2. Purchase Price

An estimate of the purchase price is as follows (table in thousands):

Fair value of Pharmos shares to be issued at closing	$10,855
Cash paid	6,679
17,534
Estimated transaction costs incurred by Pharmos	2,000
Estimated purchase price	$19,534

The fair value of the Pharmos shares used in determining the purchase price was $1.67 per share, which is the implied price of Pharmos common stock based on the average closing price of Pharmos common stock on the two trading days immediately before, the day of, and two trading days immediately after the amended merger terms were announced on September 5, 2006.

For pro forma purposes, the estimated purchase price has been allocated based on a preliminary valuation of Vela’s tangible and intangible assets and liabilities based on their estimated fair values as of December 31, 2005 (table in thousands):

Total current assets	$32
Property and equipment and other assets	22
In-process technology	19,580
Total current liabilities	(100)
Total	$19,534

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development (IPR&D), other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.

The purchase price allocation will remain preliminary until Pharmos completes a valuation of any significant identifiable intangible assets acquired, including in-process research and development, and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

The estimated fair value attributed to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and may not have an alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed would be included in the estimated fair value. Accordingly, it is not expected that there will be any significant identifiable intangibles, other than in-process research and development. The in-process research and development primarily represents the estimated fair value of dextofisopam, Vela’s drug currently in Phase II development for the treatment of diarrhea-predominant and alternating type irritable bowel syndrome. Additionally, Vela has one other clinical drug candidate and one preclinical drug candidate in its pipeline. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and Food and Drug Administration or European Agency for the Evaluation of Medicinal Product approval for each research project. To the extent that the acquired products are not technologically feasible at the date of acquisition, acquisition costs assigned to those products will be expensed as in-process research and development immediately following the completion of the merger.

3. Pro Forma Adjustments

(A)	To record the value of the 6,500,000 shares of Pharmos common stock (common stock and additional paid in capital) to be issued in the merger, which will be charged to IPR&D.

(B)
To record the $6,000,000 payment to be made upon closing to or on behalf of Vela, which will be used to pay Vela’s transaction costs and certain other liabilities, including accrued interest and a portion of the outstanding principal on Vela’s outstanding promissory notes, and the reimbursement of $678,777 for Vela’s operating costs incurred since July 1, 2006, which will be charged to IPR&D.

(C)
To record the estimated Pharmos transaction costs of $2,000,000 and stock issuance costs of approximately $50,000. Of the $2,000,000 in transaction costs, $885,315 of costs have been incurred as of September 30, 2006 and are included in capitalized merger costs on Pharmos’ balance sheet at that date; these costs will be charged to IPR&D.. These have been adjusted for pro forma purposes. The pro forma statements also reflect the adjustments of $1,164,685 of cash and cash equivalents, which represents the balance of the $2,000,000 of transaction and operating costs expected to be incurred. Transaction costs incurred by Vela will be expensed as incurred; however, the payment of certain Vela transaction costs will occur at closing. The stock issuance costs of $50,000 are the costs of registering the common stock to be issued and will be charged directly to additional paid-in capital.

(D)
To eliminate Vela’s historical stockholders’ equity accounts, redeemable convertible preferred stock, bridge notes and senior notes payable and accrued interest payable on bridge notes and senior notes. Accrued interest and a portion of the outstanding principal on Vela’s bridge notes and senior notes will be paid at closing out of the $6 million payment and the remaining principal balance of the bridge notes will be converted to Series D Preferred Stock of Vela.

(E)
To eliminate Vela’s cash and cash equivalents and interest receivable. Under the terms of the agreement, all of Vela’s cash and cash equivalents, along with the $6 million payment, will be used to pay Vela’s transaction costs and certain other liabilities, including accrued interest and a portion of the outstanding principal on Vela’s bridge notes and senior notes.

(F)
To eliminate Vela’s accounts payable, accrued bonuses and other accrued expenses in excess of $100,000. Under the terms of the merger agreement, Pharmos will assume up to $100,000 of Vela’s qualified post-closing liabilities.

(G)
To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.

(H)	To reclassify Vela’s Business Development expenses to Selling, General and Administrative expenses.

(I)	To eliminate Vela’s amortization of deferred financing costs associated with the bridge notes.

(J)
To eliminate Vela’s interest income. All cash and cash equivalents will be used to pay Vela’s transaction costs and certain other liabilities, including accrued interest and a portion of the outstanding balance on Vela’s bridge notes and senior notes upon completion of merger; therefore, interest income on such cash and cash equivalents has been eliminated.

(K)
To eliminate Pharmos interest income related to the $8,729,000 of cash to be paid in connection with the merger including the cash paid at closing, the transaction costs and the payment for Vela’s operating costs since July 1, 2006.

(L)	To eliminate Vela’s interest expense related to the bridge notes and senior notes.

(M)	To eliminate Vela’s preferred stock accretion.

(N)	To record the 6,500,000 shares of Pharmos common stock to be issued to Vela’s stockholders.

(O)	To eliminate the advances to Vela from Pharmos for the coverage of Vela’s operating expenses since July 1, 2006.